                                                                   EXHIBIT 10.21

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT, executed on the 21/st/day of August, 1998 (the "Execution Date"), effective as of August 21, 1998 (the "Effective Date"), is made by and between NetSelect, Inc. and RealSelect, Inc., Delaware corporations (the "Company"), and Stuart Wolff (the "Executive") and shall constitute an amendment and restatement of the employment agreement between the Company and Executive dated November 26, 1996.

     WHEREAS, the Company and Executive previously entered into an agreement dated November 26, 1996 providing for the Executive's employment as Chief Executive Officer and, if so elected, for Executive's service on the Board of Directors of the Company and as its Chairman;

     WHEREAS, the Company and Executive desire to amend and restate such agreement as hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:

                                   ARTICLE I

                               Term of Agreement

     1.1  Term.  The term of employment under this Agreement shall be for the
          ----
three-year period commencing on the Effective Date (the "Employment Term").

                                  ARTICLE II

                              Position and Duties

     2.1  Position. The Executive shall be employed as the Chairman of the Board
     ---  --------
and Chief Executive Officer of the Company and shall report directly to the Board of Directors of the Company.

     2.2  Duties.  The Executive shall have such duties as the Board of
     ---  ------
Directors of the Company may from time to time prescribe consistent with his position as Chief Executive Officer of the Company. The Executive's duties shall include, but not be limited to (i) managing the overall affairs of the Company and (ii) general supervision, direction and control of the business and officers of the Company. Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees that during the Employment Term he shall devote substantially all of his business time to the business and affairs of the Company and to the duties and responsibilities assigned to him hereunder. Notwithstanding the foregoing, the Executive may (i) provide substantial services as a manager of NetSelect, L.L.C. ("NS LLC"), (ii) with the written permission of the Board of Directors serve on corporate boards, (iii) serve on civic or charitable boards or committees, (iv) manage personal investments and
(v) deliver lectures and teach at educational institutions, so long as such activities in clauses (ii) through (v) do not significantly interfere with the performance of Executive's duties and responsibilities hereunder.

                                  ARTICLE III

                                 Compensation

     3.1  Base Salary.  The Company agrees to pay or cause to be paid to the
          -----------
Executive during the first year of the Employment Term a base salary at the rate of $200,000 per annum and thereafter at a rate mutually agreed to by Executive and the Board and which reflects Executive's level of contribution to the Company or such larger amount as the Board of Directors may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives. Such rate of salary, or increased rate of salary, if any, as the case may be, shall be reviewed at least annually by the Board of Directors and may be further increased (but not decreased) in such amounts as the Board of Directors in its discretion may decide.

     3.2  Short-Term Incentives.  For each calendar year ending during the
          ---------------------
Employment Term, the Executive's bonus compensation ("Annual Bonus") shall be at an annual rate equal to a percentage between 0% and 100% of his Base Salary in effect on the last day of such year, with a target of 40% of Base Salary (the "Targeted Bonus") if the Company and the Executive achieve budgeted financial and other performance targets which shall be established by the Board and as set forth in the Company's Business Plan (the "Performance Goals"). The Executive's Annual Bonus shall be 60% of Base Salary if 120% of the Performance Goals are achieved and a percentage less than 40% of Base Salary to be determined by the Board if the Company's performance falls short of the Performance Goals. The Executive's Annual Bonus earned with respect to each year shall be paid at the same time as annual incentive bonuses with respect to that year are paid to other senior executives of the Company generally.

                                  ARTICLE IV

                                Other Benefits

     4.1  Long-Term Incentives; Other Prerequisites.
          -----------------------------------------

          (a) On December 4, 1996, the Executive was granted an option to purchase 174,118 shares of the Company's voting common stock at $0.28 per share (the "First Option"). The First Option was granted pursuant to the terms of the NetSelect, Inc. Stock Incentive Plan (the "Plan") and, to the maximum extent possible, qualifies as an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) (an "ISO"). On the date of grant, the First Option was to vest in three (3) nearly equal installments on each of the dates that is six (6) months, eighteen (18) months and thirty-six
(36) months after November 26, 1996. As of the Effective Date, the First Option shall vest monthly over the remaining three-year term commencing on November 26, 1996, except as otherwise provided in Section 5.1(c) below. The First Option shall terminate ten years after the date of grant.

          (b) On January 26, 1998, the Executive was granted an option to purchase 75,000 shares of the Company's voting common stock at $5.00 per share (the "Second Option"). The Second Option was granted pursuant to the terms of the Plan and, to the maximum extent possible, qualifies as an ISO. On the date of grant, the Second Option was to vest monthly over ten years subject to acceleration as to 18,750 shares upon completion of certain performance goals. As of the Effective Date, the Second Option shall be deemed vested as to 18,750 shares. The remaining portion of the Second Option shall vest and become exercisable in monthly installments over a three-year term commencing on the Effective Date, except as otherwise provided in Section 5.1(c) below. The Second Option shall terminate ten years after the date of grant.

          (c) The Executive shall be granted an option to purchase 220,000 shares of the Company's voting common stock at $6.31 per share (the "Third Option"). The Third Option shall be granted pursuant to the terms of the Plan and to the maximum extent possible, shall qualify as an ISO. The Third Option shall vest in equal monthly installments over four years, except as otherwise provided in Section 5.1(c) below, and shall terminate ten years after the date of grant.

          (d) The Company shall make a loan of up to $300,000 to Executive for purposes of exercising his First Option, Second Option or Third Option (collectively, the "Options") stock options or paying taxes thereon. The loan shall be evidenced by a full recourse promissory note (the "Note"). The Note shall accrue interest semi-annually at the "applicable federal rate" (within the meaning of Section 1274(d) of the Code) and shall be secured with the shares of stock received upon exercise of the Option (the "Option Shares") and shall be payable in full no later than 180 days following termination of Executive's employment for any reason and on a pro rata basis upon Executive's sale of the stock acquired with the funds borrowed from the Company, if earlier.

          (e) The Executive shall also be eligible to participate, on terms comparable to those applicable to other senior executives of the Company, in such other long-term incentive compensation plans maintained by the Company which provide opportunities to receive compensation in addition to annual base salary to senior executives of the Company.

          (f) Within five (5) days after an IPO (as defined in that certain Stock and Interest Purchase Agreement, dated as of November 26, 1996, by and among NetSelect, Inc., NS LLC and InfoTouch Corporation), the Company shall cause a registration statement to be filed, in compliance with the Securities Act of 1933, as amended, on Form S-8 or such other similar form adopted by the Securities and Exchange Commission after the date hereof, which effects the registration of all shares of the Company's voting common stock issuable pursuant to the Plan, including, but not limited to, the shares of the Company's voting common stock underlying the options granted to the Executive.

          (g) On Change of Control, 50% of unvested options will immediately become vested.

     4.2  Executive Benefits.  Subject to the terms of such plans, the Executive
          ------------------
will be covered under all retirement and welfare benefit plans maintained from time to time by the Company for its senior executives.

     4.3  Vacation and Sick Leave.  The Executive shall be entitled to annual
          -----------------------
vacation in accordance with the policies as periodically established by the Board of Directors for similarly situated executives of the Company, which shall in no event be less than three (3) weeks per year. The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

     4.4  Expenses.  The Company shall reimburse the Executive for all
          --------
reasonable travel, entertainment and other business expenses incurred by him in accordance with Company policy regarding travel, entertainment and business expenses in connection with the performance of the Executive's duties under this Agreement during the Employment Term, such reimbursement to be made in accordance with the Company's policy and practice relating to reimbursement of senior executives.

     4.5  Executive Allowance.  The Executive shall be entitled to an annual
          -------------------
allowance, not to exceed $4,800 for an automobile and cellular telephone. The Company will pay such amounts as expenses are incurred upon presentation by the Executive of an itemized account of such expense.

                                   ARTICLE V

                           Termination of Employment

     5.1  Voluntary Resignation for Good Reason or Termination other than for
          -------------------------------------------------------------------
Cause.  If, during the Employment Term, the Company terminates the Executive's
-----
employment other than for Cause, or if the Executive resigns his employment for Good Reason the Company shall provide the following to the Executive:

          (a) As soon as practicable after the Termination Date (as defined in Section 6.6) a lump sum cash payment equal to the aggregate of the following:

               (i) the portion of the Executive's then current Base Salary accrued to the Termination Date but unpaid as of the Termination Date (the "Unpaid Salary") and any Annual Bonus accrued in a prior year but unpaid as of the Termination Date (the "Unpaid Bonus"); plus

               (ii) severance pay in an amount equal to 100% of the Executive's then current Base Salary (the "Severance Amount").

          (b) The amount and value of his entire plan account and interest under any investment plan or stock ownership plan (which does not include the Plan), and all employer contributions made or payable to any such plan for his account prior to the end of the month in which the Termination Date occurs shall be deemed vested and payable to him. Such payment or distribution shall be in accordance with the elections made by the Executive.

          (c) The Options and Option Shares and all stock appreciation rights, restricted stock and other incentive compensation granted to the Executive by the Company shall become immediately vested as to that number of shares that would have vested twelve months after the Termination Date.

     5.2  Termination for Cause.
          ---------------------

          (a) All obligations of the Company under this Agreement shall cease if, during the Employment Term, the Company terminates the Executive for Cause. Upon such termination the Executive shall be entitled to receive in a lump sum cash payment as soon as practicable after the Termination Date an amount equal to the Unpaid Salary. In addition, the unvested portion of the Options or Option Shares held by Executive shall be forfeited or repurchased at their original purchase price and any vested Option Shares shall be subject to repurchase by the Company as provided below at their then Fair Value.

          (b) For purposes of this Employment Agreement, the "Fair Value" of the shares of Company Stock shall mean the fair market value thereof as agreed between the Company and the Executive or, if the Company and the Executive are unable to agree within 45 days, the Fair Value thereof determined in accordance with the Appraisal Procedure. "Appraisal Procedure" shall mean a determination of Fair Value per share by an appraiser selected by the Company and the Executive. The Company and the Executive shall each submit to the appraiser a statement setting forth their respective calculations of Fair Value of the shares and the appraiser shall be instructed to select the proposed Fair Value closest in amount to the value which the appraiser believes to be accurate. The appraiser shall be obligated to select the Company's or the Executive's proposed Fair Value and may not select any other amount. The determination of Fair Value shall be deemed to be binding on the Company and the Executive upon (i) resolution of any disagreement as to Fair Value by mutual agreement of the parties or (ii) notification by the appraiser of its final selection of either the Company's or the Executive's proposed Fair Value. The fee of such appraiser shall be borne equally by the parties.

          (c) The purchase price for any Option Shares to be purchased by the Company pursuant to this Section 5.2 may be paid in cash, by certified check or by wire transfer of immediately available funds.

          (d) The right to buy the Executive's Option Shares hereunder shall be exercised by the Company by the giving of written notice to the Executive within 120 days after the Termination Date. The closing of the purchase and sale of Option Shares sold in accordance with this Section 5.2 shall take place on such date or dates as the parties to such transaction may agree, but not later than 30 days after delivery of the notice exercising the right to buy such Shares. Unless otherwise agreed, the closing of any sale and purchase of such Option Shares shall take place in New York, New York. In the event of the purchase and sale of the such Option Shares hereunder, certificates representing such Shares shall be delivered at the closing endorsed in blank or accompanied by stock powers endorsed in blank.

     5.3  Voluntary Resignation other than for Good Reason.  If, during the
          ------------------------------------------------
Employment Term, the Executive resigns other than for Good Reason the Executive shall be entitled to receive in a lump sum cash payment as soon as practicable after the Termination Date an amount equal to the Unpaid Salary and the Unpaid Bonus. In addition, the unvested portion of the Options or Option Shares shall be forfeited or repurchased at their original purchase price and any vested Option Shares shall be subject to repurchase by the Company as provided in
Section 5.2 at their then Fair Value. In addition, the Options, stock appreciation rights, restricted stock and other incentive compensation granted to the Executive by the Company shall, to the extent vested, remain outstanding for one (1) year from the Termination Date.

     5.4  Payments upon the Executive's Termination.  The foregoing payments
          -----------------------------------------
upon the Executive's termination shall constitute the exclusive payments due the

Executive upon termination from his employment with the Company under this Agreement or otherwise; provided, however, that except as stated above, such payments shall have no effect on any benefits which may be payable to the Executive under any plan of the Company which provides benefits after termination of employment, other than severance pay or salary continuation pursuant to a Company plan which amount shall be reduced by the amount of the Severance Amount received by the Executive pursuant to this Agreement. The Executive shall not be required to mitigate the amount of any payment by seeking other employment or otherwise, nor shall the amount of any such payment be reduced by any compensation earned by the Executive as the result of employment by another employer after the Termination Date.

                                  ARTICLE VI

                              Certain Definitions

     6.1  "Beneficiary" means the person or trust designated in writing by the
          -------------
Executive to receive any payments due under this Agreement in the event of the Executive's death and if no such person or trust is designated, the Executive's estate.

     6.2  "Cause" means (a) the Executive's material breach of this Agreement,
          -------
(b) conviction of the Executive for (i) any crime constituting a felony in the jurisdiction in which committed, (ii) any crime involving moral turpitude (whether or not a felony), or (iii) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony), or (c) willful malfeasance or gross misconduct by the Executive which damages the Company; provided, however, that the Company shall not be deemed to have Cause pursuant to clause (a) or (c) unless the Company gives the Executive written notice that the specified conduct or event has occurred and the Executive fails to cure the conduct or event within thirty (30) days after receipt of such notice. Termination of the Executive for Cause shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), of finding that in the good faith opinion of the Board the Executive was guilty of conduct constituting Cause and specifying the particulars thereof in detail, including, with respect to the conduct or event described in clause (a) or (c), that the Executive failed to cure such conduct or event during the thirty-day period following the date on which the Company gave written notice of the conduct or event referred to in clause (a) or (c). For purposes of this Agreement, no such purported termination of the Executive's employment shall be effective without such Notice of Termination.

     6.3  "Change in Control" means the occurrence of any one of the following
          -------------------
events: a merger, reorganization, sale, lease or exchange of all or substantially all of the assets, of the Company or a Qualified Public Offering (as defined in the Stockholders Agreement made as of the 26th day of November, 1996, by and among CDW Internet, L.L.C., J.H. Whitney and Allen & Co. and certain stockholders of InfoTouch Corporation and the Company). For purposes of this Section 6.3, "merger" shall mean any consolidation of the Company with, or merger of the Company with or into, another corporation; other than a consolidation or merger in which the Company is the surviving corporation. The Company shall be the "surviving corporation" in any merger if the Company, or its stockholders immediately before the transaction, shall own (immediately after the transaction) equity securities, other than warrants, options or similar rights to subscribe to or purchase equity securities, of the surviving or acquiring corporation, or its parent corporation, possessing more than fifty (50%) percent of the voting power of the surviving or acquiring corporation or its parent corporation; and in making the determination of ownership by the stockholders of a corporation, immediately after the transaction, of equity securities pursuant to the preceding clause, equity securities which they owned immediately before the transaction as shareholders of another party to the transaction shall be disregarded. For the purposes of this Section 6.3, voting power of a corporation shall be calculated by assuming the conversion of all then outstanding convertible equity securities (including those convertible at some future date), but not assuming the exercise of any warrants, options or other rights to subscribe to or purchase voting shares.

     6.4  "Disability" means any medically determinable physical or mental
          ------------
impairment that renders the Executive substantially unable to perform all of the Executive's duties required under Article 1 hereof for 180 days out of any 360-day period. The date of the Disability is the date on which the Executive is certified as having incurred a Disability by a physician mutually acceptable to the Executive (or the Executive's representative) and the Company.

     6.5  "Good Reason" means, at any time during the Employment Term, the
          -------------
occurrence of any one of the following events:

          (i) The assignment to the Executive by the Company of duties inconsistent with the Executive's duties as defined in Section 2.2 or any change to the Executive's title as Chief Executive Officer other than as contemplated by Section 2.1 or any material reduction in his duties or responsibilities, except in connection with the termination of the Executive's employment for Cause, Disability or as a result of the Executive's death or by the Executive other than for Good Reason or, after the first year of the Employment Term, the failure of the Company and Executive to agree to a level of Base Salary and incentive compensation for the remainder of the Employment Term;

          (ii) A reduction by the Company in the Executive's Base Salary as in effect at the commencement of the Employment Term or as the same may be increased from time to time during the term of this Agreement;

          (iii) A failure by the Company, without the Executive's written consent, to continue the Executive as a participant in the Incentive Program on at least the same basis as the Executive participates at the commencement of the Employment Term or in one or more substitute plans with, in the aggregate, benefits and bonus opportunities which are substantially similar to those provided by the Incentive Program at the commencement of the Employment Term;

          (iv) The failure by the Company to obtain the specific assumption of this Agreement by any successor or assign of the Company or any person acquiring substantially all of the Company's assets; or

          (v) Any material breach by the Company of this Agreement.

     6.6  "Termination Date" means the date as of which the Executive's
           ----------------
employment with the Company is terminated by the Company or by the Executive for any reason which, except in the event of the Executive's death, shall be specified in a written notice of termination received by either party from the other.

                                  ARTICLE VII

                           Confidential Information

     7.1  Confidential Information.  The Executive agrees and understands that
          ------------------------
in the Executive's position with the Company, the Executive may be exposed to and receive information relating to the confidential affairs of the Company, including but not limited to business and marketing plans, membership lists, products, promotions, development, financing, expansion plans, business policies and practices, and information considered by the Company to be confidential and in the nature of trade secrets. The Executive agrees that during the Employment Term and thereafter the Executive will keep such information confidential and not disclose such information to any third person or entity without the prior written consent of the Company. The Executive shall not be liable for the inadvertent or accidental disclosure of such information, if such disclosure occurs despite the exercise of a reasonable degree of care. This confidentiality covenant shall not apply to any knowledge or information that:
(i) is or becomes available to others, other than as a result of a breach by the Executive of this section 7.1(a); (ii_ was available to the Executive on a nonconfidential basis prior to its disclosure to the Executive through his status as an officer or director of the Company; or (iii) becomes available to the Executive on a nonconfidential basis from a third party who is not bound by any confidentiality obligation to the Company.

                                 ARTICLE VIII

                                     Taxes

     8.1  Taxes.  Any amounts payable to the Executive hereunder shall be paid
          -----
to the Executive subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Executive or his Beneficiary, if applicable, shall be solely responsible for all taxes imposed on the Executive or his Beneficiary by reason of his receipt of any amounts of compensation or benefits payable to the Executive hereunder.

     8.2  Excise Tax Payments. In the event that the severance and other
          -------------------
benefits provided to Executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended and
(ii) but for this Section 8.2, such severance and benefits would be subject to the excise tax imposed by Section 4999 of the Code, then Executive's severance benefits shall be payable either:

          (a)  in full, or

          (b) as to such lesser amount which would result in no portion of such severance and other benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits under Article V. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 8.2 shall be made in writing by independent public accountants agreed to by the Company and Executive (the "ACCOUNTANTS"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 8.2, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 8.2. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this
Section 8.2.

                                  ARTICLE IX

                                 Miscellaneous

     9.1  Arbitration.  Any controversy or claim arising out of or relating to
          -----------
this Agreement or the breach of this Agreement that cannot be resolved by the Executive and the Company, including (i) any dispute as to the calculation of the amounts payable pursuant to Article V or (ii) any entitlement under Section 9.2(a), shall, at the instance of either the Executive or the Company, be submitted to arbitration in California in accordance with California law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and, subject to the provision for indemnification in Section 9.2, binding on the Company and the Executive and, subject to Section 9.9, judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

     9.2  Fees, Expenses and Indemnification.
          ----------------------------------

          (a) The Company shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as a result of (i) the Executive's hearing before the Board as contemplated in Section 6.2 of this Agreement or (ii) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement, provided the Executive substantially prevails in the proceeding.

          (b) The Company shall indemnify the Executive to the fullest extent permitted by the laws of the State of Delaware, as in effect at the time of the subject act or omission, and shall advance to the Executive reasonable attorney's fees and expenses as such fees and expenses are incurred (subject to an undertaking from the Executive to repay such advances if it shall be finally determined that by a judicial decision which is not subject to appeal that the Executive was not entitled to the reimbursement of such fees and expenses) and he will be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding or which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement).

     9.3  Assignment, Succession.  This Agreement shall be binding upon the
          ----------------------
Company and its successors and assigns and the Executive and his Beneficiary.

     9.4  Severability.  If all or any part of this Agreement is declared by any
          ------------
court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

     9.5  Amendment and Waiver.  This Agreement shall not be altered, amended or
          --------------------
modified except by written instrument executed by the Company and the Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

     9.6  Notices.  All notices and other communications required hereunder
          -------
shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company:

     NetSelect, Inc.
     5655 Lindero Canyon Road
     Suite 106
     Westlake Village, CA  91362

     With a copy to:

     Fenwick & West LLP
     Two Palo Alto Square
     Palo Alto, CA  94306
     Attention:  Mark C. Stevens

     If to the Executive:



     With a copy to:



Any party may from time to time designate a new address by notice given in accordance with this Paragraph. Notice and communications shall be effective when actually received by the addressee.

     9.7  Counterpart Originals.  This Agreement may be executed in several
          ---------------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     9.8  Entire Agreement.  This Agreement and the Exhibits attached hereto and
          ----------------
made a part hereof from the entire agreement between the parties hereto with respect to any severance payments and with respect to the subject matter contained in this Agreement.

     9.9  Applicable Law.  This Agreement and the rights and obligations of the
          --------------
parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to the conflicts of law principles thereof. Subject to the parties' agreement to arbitrate disputes set forth in Section 9.1, the

Executive and the Company hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California or the United States of America located in the State of California for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating hereto except in such courts), and further agree that service of any process, summons, notice or documents by United States registered mail to either party in accordance with Section 9.6 hereof shall be effective service or process for any action, suit or proceeding brought against the party in any such court and, absent any statue, rule or order to the contrary, that each party shall have thirty (30) days from actual receipt of any complaint to answer or otherwise plead with respect thereto. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suite or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of California or the United States of America located in the State of California, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              NETSELECT, INC.

                              By:    /s/ Stuart Wolff
                                     ------------------------------

                              REALSELECT, INC.

                              By:    /s/ Stuart Wolff
                                     ------------------------------

                              STUART WOLFF

                              /s/ Stuart Wolff
                              ------------------------------------
                              Executive

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